Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Supervisory Board

Daimler AG:

We consent to the incorporation by reference in the registration statement (No. 333-123535, which includes Post-Effective Amendment No. 1 to Registration Statement No. 333-13160) on Form F-3 of Daimler North America Corporation and the registration statements on Form S-8 (Nos. 333-5074, 333-7082, 333-8998, 333-86934, 333-86936 and 333-134198) of Daimler AG of our reports dated March 1, 2010, with respect to the consolidated statements of financial position of Daimler AG as of December 31, 2009 and 2008, and the related consolidated statements of income (loss), changes in equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009 which reports appear in Daimler AG’s 2009 Annual Report on Form 20-F.

KPMG AG Wirtschaftsprüfungsgesellschaft

Stuttgart, Germany
March 1, 2010